Exhibit 99.1

Contact:	Jennifer Rosa	(216) 429-5037
	Monica Martines	(216) 441-7346

For release Wednesday, August 4, 2010

TFS Financial Corporation Announces Fiscal Quarter Ended June 30, 2010 Financial Results

(Cleveland, OH – August 4, 2010) – TFS Financial Corporation (NASDAQ: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland (the “Association”), today announced results for the three and nine month periods ended June 30, 2010. The Company also will not be declaring a cash dividend for the current quarter and has suspended its stock repurchase program.

The Company reported net income of $10.2 million for the three months ended June 30, 2010, compared to net income of $10.0 million for the three months ended June 30, 2009. An increase in the net gain on the sale of loans of $10.3 million during the current quarter, as compared to the quarter ended June 30, 2009, was essentially offset by a $10 million increase in the provision for loan losses in the current quarter, as compared to the quarter ended June 30, 2009. Net income of $22.1 million was reported for the nine months ended June 30, 2010, compared to net income of $27.3 million for the nine months ended June 30, 2009. The decrease was attributable to a $13 million increase in the provision for loan losses in the current nine month period, as compared to the nine months ended June 30, 2009.

The Company recorded a provision for loan losses of $30.0 million for the three months ended June 30, 2010, compared to $20.0 million for the three months ended June 30, 2009. The provision recorded for the quarter ended June 30, 2010 exceeded net charge-offs of $16.0 million, whereas the net charge-offs of $23.8 million exceeded the provision recorded for the three months ended June 30, 2009. The provision for loan losses was $71.0 million for the nine months ended June 30, 2010 compared to $58.0 million for the nine months ended June 30, 2009. The provisions exceeded net charge-offs of $47.8 million and $45.9 million for the nine months ended June 30, 2010 and 2009, respectively. Of the $47.8 million of net charge-offs for the nine months ended June 30, 2010, $35.0 million occurred in the equity loans and lines of credit portfolio. The allowance for loan losses was $118.4 million, or 1.33% of total loans receivable at June 30, 2010, compared to $95.2 million, or 1.02% of total loans receivable at September 30, 2009, and further compared to $55.9 million, or 0.59%, of total loans receivable at June 30, 2009.

Nonperforming loans increased by $34.9 million to $290.7 million, or 3.25% of total loans, at June 30, 2010 from $255.7 million, or 2.73% of total loans, at September 30, 2009, and, further, non-performing loans increased by $52.2 million at June 30, 2010, compared to $238.4 million, or 2.53% of total loans, at June 30, 2009. Of the $34.9 million increase in non-performing loans for the nine months ended June 30, 2010, $30.2 million occurred in the residential, non-Home Today portfolio and $12.0 million occurred in the Home Today portfolio. The Home Today portfolio is an affordable housing program targeted toward low and moderate income home buyers, which totaled $283.2 million at June 30, 2010 and $291.7 million at September 30, 2009. Non-performing construction loans decreased $5.6 million during the nine-month period ended June 30, 2010. Non-performing equity loans and lines of credit decreased $1.7 million during the nine-month period ended June 30, 2010. As of June 30, 2010, our equity loans and lines of credit portfolio was $2.90 billion, compared to $2.98 billion at September 30, 2009.

Total assets increased by $341.4 million, or 3%, to $10.94 billion at June 30, 2010 from $10.60 billion at September 30, 2009. This change was the result of increases in our cash and cash equivalents, investment securities and other assets partially offset by a decrease in our loan portfolio.

Cash and cash equivalents increased $642.5 million, or 209%, to $949.6 million at June 30, 2010 from $307.0 million at September 30, 2009, and investment securities increased $64.4 million, or 11%, to $666.2 million at June 30, 2010 from $601.8 million at September 30, 2009. This increase is the result of successful deposit gathering, as well as loan sales which closed during June, 2010.

Other assets increased $42.3 million to $95.5 million at June 30, 2010 from $53.2 million at September 30, 2009. This increase is largely the result of the $44.7 million remaining balance of a $51.9 million prepayment of FDIC deposit insurance assessments made in December, 2009.

Deposits increased $337.7 million, or 4%, to $8.91 billion at June 30, 2010 from $8.57 billion at September 30, 2009. This increase is largely the result of a $337.4 million increase in high-yield savings accounts.

Shareholders’ equity increased $15.7 million to $1.76 billion at June 30, 2010 from $1.75 billion at September 30, 2009. This reflects $22.1 million of net income during the nine-month period reduced by $15.6 million in dividends paid on our shares of common stock (other than the shares held by Third Federal Savings, MHC and unallocated employee stock ownership plan (ESOP) shares). The remainder of the change reflects the repurchase of outstanding common stock and adjustments related to the allocation of shares of our common stock related to stock-based compensation awards and the ESOP. No shares of outstanding common stock were repurchased during the three-month period ended June 30, 2010. The current repurchase program, which has been suspended, has 2,156,250 shares yet to be purchased as of June 30, 2010.

The Office of Thrift Supervision (the “OTS”) has expressed concerns with the risk concentration and other aspects of the Association’s home equity line of credit portfolio and its administration of that portfolio. In connection with those concerns, the OTS has informed the Company that it must provide the OTS 45 days prior written notice of the Company’s intent to declare and pay cash dividends to its stockholders or repurchase any of its outstanding common stock. The OTS may object to a proposed dividend or stock repurchase within the 45 days notice period. The Association has suspended the origination of all new equity loans and lines of credit and is working diligently to resolve the OTS’ concerns with respect to the home equity line of credit portfolio. The Company does not intend to declare or pay a cash dividend, or to repurchase any of its outstanding common stock until the OTS’ concerns are resolved. Any future payment of dividends or stock repurchases will be decided by the Company’s board of directors, subject to proper OTS notice, if required at that time.

At June 30, 2010¸ the Association was “well capitalized” for regulatory capital purposes, as its tier 1 capital ratio was 18.36% and its total risk based capital was 19.45%, both of which substantially exceed the amounts required for the Association to be considered well capitalized.

Forward Looking Statements

This press release contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans and prospects and growth and operating strategies;

•	statements concerning trends in our provision for loan losses and charge-offs;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

•	significantly increased competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	general economic conditions, either nationally or in our market areas, including unemployment prospects and conditions, that are worse than expected;

•	decreased demand for our products and services and lower revenue and earnings because of a recession;

•	adverse changes and volatility in the securities markets;

•	adverse changes and volatility in credit markets;

•	legislative or regulatory changes that adversely affect our business;

•	our ability to enter new markets successfully and take advantage of growth opportunities, and the possible short-term dilutive effect of potential acquisitions or de novo branches, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board and the Public Company Accounting Oversight Board;

•	future adverse developments concerning Fannie Mae or Freddie Mac;

•	changes in monetary and fiscal policy of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;

•	changes in policy and/or assessment rates of taxing authorities that adversely affect us;

•	changes in laws or governmental regulations affecting financial institutions, including changes in regulatory costs and capital requirements;

•	the timing and the amount of revenue that we may recognize;

•	changes in expense trends (including, but not limited to trends affecting non-performing assets, charge-offs and provisions for loan losses);

•	the impact of the current governmental effort to restructure the U.S. Financial and regulatory system;

•	inability of third-party providers to perform their obligations to us;

•	adverse changes and volatility in real estate markets;

•	changes in our organization, or compensation and benefit plans; and

•	the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of our loans and other assets.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

(In thousands, except share data)

	June 30, 2010	September 30, 2009
ASSETS

Cash and due from banks	$32,546	$20,823
Other interest-bearing cash equivalents	917,009	286,223

Cash and cash equivalents	949,555	307,046

Investment securities:
Available for sale (amortized cost $23,548 and $23,065, respectively)	23,790	23,434
Held to maturity (fair value $653,162 and $587,440, respectively)	642,376	578,331

	666,166	601,765

Mortgage loans held for sale (includes $94,423 and $40,436, measured at fair value, respectively)	115,853	61,170
Loans held for investment, net:
Mortgage loans	8,883,188	9,318,189
Other loans	7,252	7,107
Deferred loan fees, net	(12,835)	(10,463)
Allowance for loan losses	(118,414)	(95,248)

Loans, net	8,759,191	9,219,585

Mortgage loan servicing assets, net	42,291	41,375
Federal Home Loan Bank stock, at cost	35,620	35,620
Real estate owned	14,373	17,733
Premises, equipment, and software, net	62,860	65,134
Accrued interest receivable	36,164	38,365
Bank owned life insurance contracts	162,672	157,864
Other assets	95,457	53,183

TOTAL ASSETS	$10,940,202	$10,598,840

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$8,908,209	$8,570,506
Borrowed funds	70,158	70,158
Borrowers’ advances for insurance and taxes	30,606	48,192
Principal, interest, and related escrow owed on loans serviced	107,955	105,719
Accrued expenses and other liabilities	61,747	58,400

Total liabilities	9,178,675	8,852,975
Commitments and contingent liabilities

Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding	0	0
Common stock, $0.01 par value, 700,000,000 shares authorized; 332,318,750 shares issued; 308,315,000 and 308,476,400 outstanding at June 30, 2010 and September 30, 2009, respectively	3,323	3,323
Paid-in capital	1,685,139	1,679,000
Treasury Stock, at cost; 24,003,750 and 23,842,350 shares at June 30, 2010 and September 30, 2009, respectively	(289,324)	(287,514)
Unallocated ESOP shares	(84,022)	(87,896)
Retained earnings—substantially restricted	463,399	456,875
Accumulated other comprehensive loss	(16,988)	(17,923)

Total shareholders’ equity	1,761,527	1,745,865

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,940,202	$10,598,840

TFS Financial Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2010	2009	2010	2009
INTEREST AND DIVIDEND INCOME:
Loans, including fees	$103,902	$110,863	$315,713	$347,955
Investment securities available for sale	150	176	416	644
Investment securities held to maturity	4,674	6,374	14,639	23,256
Other interest and earnings assets	664	457	1,813	1,313

Total interest and dividend income	109,390	117,870	332,581	373,168

INTEREST EXPENSE:
Deposits	51,446	59,032	158,779	197,165
Borrowed funds	480	485	1,439	2,102

Total interest expense	51,926	59,517	160,218	199,267

NET INTEREST INCOME	57,464	58,353	172,363	173,901

PROVISION FOR LOAN LOSSES	30,000	20,000	71,000	58,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	27,464	38,353	101,363	115,901

NON-INTEREST INCOME
Fees and service charges, net of amortization	5,626	4,233	16,658	15,249
Mortgage servicing assets recovery (impairment)	6	3,972	51	(2,596)
Net gain on the sale of loans	19,710	9,413	25,459	28,863
Increase in and death benefits from bank owned life insurance contracts	1,623	1,646	4,820	4,917
Income (loss) on private equity funds	200	542	546	(1,028)
Other	1,363	1,721	4,276	5,176

Total non-interest income	28,528	21,527	51,810	50,581

NON-INTEREST EXPENSE
Salaries and employee benefits	22,223	20,330	63,879	59,105
Marketing services	920	900	4,971	7,952
Office property, equipment and software	5,046	5,654	15,661	16,536
Federal insurance premium	4,239	9,771	12,762	15,528
State Franchise tax	1,329	1,211	3,709	3,988
Real estate owned expense, net	1,380	1,582	4,042	5,787
Other operating expenses	5,544	6,374	15,089	17,890

Total non-interest expense	40,681	45,822	120,113	126,786

INCOME BEFORE INCOME TAXES	15,311	14,058	33,060	39,696

INCOME TAX EXPENSE	5,074	4,022	10,975	12,411

NET INCOME	$10,237	$10,036	$22,085	$27,285

Earnings per share-basic and fully diluted	$0.03	$0.03	$0.07	$0.09

Weighted average shares outstanding
Basic	299,826,025	300,245,981	299,725,977	301,741,110
Diluted	300,577,738	300,638,781	300,335,743	302,103,263

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)
Interest-earning assets:
Other interest-bearing cash equivalents	550,312	269		0.20%	171,497	62		0.14%
Investment securities	18,157	97		2.14%	18,124	111		2.45%
Mortgage-backed securities	633,343	4,727		2.99%	680,675	6,439		3.78%
Loans	9,344,295	103,902		4.45%	9,567,973	110,863		4.63%
Federal Home Loan Bank stock	35,620	395		4.44%	35,620	395		4.44%

Total interest-earning assets	10,581,727	109,390		4.14%	10,473,889	117,870		4.50%

Noninterest-earning assets	333,853				307,035

Total assets	$10,915,580				$10,780,924

Interest-bearing liabilities:
NOW accounts	$984,609	1,403		0.57%	$1,042,960	1,779		0.68%
Savings accounts	1,514,703	3,512		0.93%	1,127,302	3,497		1.24%
Certificates of deposit	6,302,435	46,531		2.95%	6,248,253	53,756		3.44%
Borrowed funds	70,009	480		2.74%	182,293	485		1.06%

Total interest-bearing liabilities	8,871,756	51,926		2.34%	8,600,808	59,517		2.77%

Noninterest-bearing liabilities	271,736				392,571

Total liabilities	9,143,492				8,993,379
Shareholders’ equity	1,772,088				1,787,545

Total liabilities and shareholders’ equity	$10,915,580				$10,780,924

Net interest income		$57,464				$58,353

Interest rate spread (b)				1.80%				1.73%

Net interest-earning assets (c)	$1,709,971				$1,873,081

Net interest margin (d)		2.17	%(a)			2.23	%(a)

Average interest-earning assets to average interest-bearing liabilities	119.27%				121.78%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Nine Months Ended June 30, 2010				Nine Months Ended June 30, 2009
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)
Interest-earning assets:
Other interest-bearing cash equivalents	370,540	610		0.22%	58,042	73		0.17%
Investment securities	17,798	282		2.11%	17,775	360		2.70%
Mortgage-backed securities	624,969	14,773		3.15%	753,043	23,540		4.17%
Loans	9,402,090	315,713		4.48%	9,626,338	347,955		4.82%
Federal Home Loan Bank stock	35,620	1,203		4.50%	35,620	1,240		4.64%

Total interest-earning assets	10,451,017	332,581		4.24%	10,490,818	373,168		4.74%

Noninterest-earning assets	322,810				322,585

Total assets	$10,773,827				$10,813,403

Interest-bearing liabilities:
NOW accounts	$978,889	4,410		0.60%	$1,061,972	7,584		0.95%
Savings accounts	1,398,742	10,389		0.99%	1,124,485	12,743		1.51%
Certificates of deposit	6,288,794	143,980		3.05%	6,153,471	176,838		3.83%
Borrowed funds	70,009	1,439		2.74%	346,722	2,102		0.81%

Total interest-bearing liabilities	8,736,434	160,218		2.45%	8,686,650	199,267		3.06%

Noninterest-bearing liabilities	270,281				323,682

Total liabilities	9,006,715				9,010,332
Shareholders’ equity	1,767,112				1,803,071

Total liabilities and shareholders’ equity	$10,773,827				$10,813,403

Net interest income		$172,363				$173,901

Interest rate spread (b)				1.79%				1.68%

Net interest-earning assets (c)	$1,714,583				$1,804,168

Net interest margin (d)		2.20	%(a)			2.21	%(a)

Average interest-earning assets to average interest-bearing liabilities	119.63%				120.77%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.